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                                                                 EXHIBIT 10.24.1

                                 ADDENDUM NO. 1
         TO GAS SALES AGREEMENT BETWEEN UNION OIL COMPANY OF CALIFORNIA
                          AND ALASKA PIPELINE COMPANY

This Addendum No. 1 to the Gas Sales Agreement Between Union Oil Company of California and Alaska Pipeline Company ("GSA"), elective November 17, 2000, is between Union Oil Company of California. ("Seller") and Alaska Pipeline Company ("Buyer") and is effective this 15th day of November, 2001.

RECITALS:

1.    On November 17, 2000, Seller and Buyer and entered into the GSA.

2. On October 25, 2001, the Regulatory Commission of Alaska ("Commission") issued an order conditionally approving the GSA subject to certain conditions and required Seller and Buyer to file an executed addendum to the GSA consistent with, the Commission's order. Order Conditionally Approving TA 117-4 (Gas Sales Agreement) and Requiring filling, Order No. 8, Docket No. U-01-7, Oct. 25, 2001.

3.    This Amendment No. 1 meets the requirements of the Commission's Order No.
      8.

UNDERSTANDING:

NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth herein, the Parties agree as follows:

1.    Article V of the GSA is amended to read in its entirety as follows:

      "The Effective Date of this Agreement is the date on which it has been executed by all Parties. Unless the Parties agree to extend this Agreement, this Agreement shall terminate on the earlier of (a) delivery of all Gas committed to be delivered, or (b) termination, under another provision of this Agreement. This Agreement also shall terminate when Seller delivers to Buyer 450 Bcf of Gas under this Agreement unless the Commission has previously determined that the continuation of this Agreement remains in the public interest."

2.    Paragraph 3.6 of the GSA is amended to read in its entirety as follows:

      "If the Seller forecasts and the Engineer agrees that Gas production will not be Economic, Seller's obligation to produce, deliver, and sell Gas will be suspended so long as production is expected not to be Economic, but this Agreement will otherwise remain in effect until terminated under
      Article V. "Economic" means the proceeds (i.e., Price times volume), net of all royalties, from the Gas exceed the cash out-of-pocket costs (i.e. the costs which would not be incurred if the Gas were not produced) of producing Gas with the required Deliverability. When determining whether production is Economic, sunk costs will not be considered, and any potential capital costs and other costs which would be incurred currently to benefit production into the future will be amortized on a straight line over the expected life of the remaining production including a rate of return

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Addendum No. 1 to Gas Sales Agreement

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      on investment equal to two percent over the interest rate set forth in
      Section 11.3 as of the date of the Economic calculation. Seller cannot invoke this provision on less than one hundred eighty (180) Days notice to Buyer. During any period that Gas production is not Economic, Seller may make sales to third parties at a Swing Rate of 1.2 or less, provided that Buyer is given a right of first refusal to purchase Gas that is not Economic on the same terms and conditions as Seller is willing to sell the Gas to third parties. Prior to selling the Gas to third parties, Seller shall provide Buyer with written,notice of the terms and conditions under which Seller is willing to sell Gas that is not Economic to third parties; Buyer thereafter shall have thirty (30) days to determine whether to exercise its right, of first refusal. If Buyer indicates in writing within the thirty day period its desire to purchase the Gas on the terms and conditions offered, Seller shall sell the Gas to Buyer under a separate agreement on those terms and conditions; if Buyer does not indicate in writing within the thirty day period its desire to purchase the Gas on those terms and conditions, Seller shall be entitled to sell the Gas to third parties on those terms and conditions. If Seller later forecasts and the Engineer agrees that Gas production will become Economic, Gas production, sales and purchases will resume except to the extent purchases are limited by Gas purchased under Section 3.5 (Unanticipated Shortages)."

3. The GSA is amended to include a new Paragraph 3.3.7 which provides as follows:

      "3.3.7 Seller is permitted to sell under this Agreement Gas acquired by Seller from third parties; provided, however; that the annual volume of third party gas shall not exceed fifteen percent of the total annual volume of Gas sold by Seller under this Agreement."

IN WITNESS WHEREOF, the Parties have caused this Amendment No. 1 to be executed by their authorized representatives as of the Effective Date.

UNION OIL COMPANY OF CALIFORNIA

/s/ Charles A. Pierce, III
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Name: Charles A. Pierce, III
Title: Vice President
Date : 14 November 2001

ALASKA PIPELINE COMPANY

/s/ Daniel M. Dieckgraeff
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Name: Daniel M. Dieckgraeff
Title: Vice President
Date: 11/14/01

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Addendum No. 1 to Gas Sales Agreement